2015-03-11, 10:43:57, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Jennings.R	Issuer:	TransGlobe Ener	Security:	Convertibl TGL.DB

Transaction Number	26223307
Security designation	Convertible Debentures TGL.DB
Opening balance of securities held	100000
Date of transaction	2015-03-09
Nature of transaction	10- Acquisition or disposition in the public market
Number or value or securities	85500
acquired
Unit price or exercise price	na	Currency	Canadian Dollar

Closing balance of securities held	185500	Insider’s
		calculated
		balance
Filing date/time	2015-03-11
	10:43:55
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2015-03-11, 14:27:46, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Neely.R	Issuer:	TransGlobe Ener	Security:	Common Sha

Transaction Number	2623793
Security designation	Common Shares
Opening balance of securities held	35300
Date of transaction	2015-03-11
Nature of transaction	10- Acquisition or disposition in the public market
Number or value or securities	15000
acquired
Unit price or exercise price	3.7900	Currency	Canadian Dollar

Closing balance of securities held	50300	Insider’s
		calculated
		balance
Filing date/time	2015-03-11
	14:27:43
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities